Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 2nd Quarter 2020 Results
Denver, Colorado, July 30, 2020 — During the second quarter of 2020, DaVita (NYSE: DVA) remained focused on its top priorities, the safety and care of its patients, caregivers, teammates and physician partners. In the face of the novel coronavirus (COVID-19) pandemic, we continue to work collaboratively with the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, the Centers for Disease Control and Prevention (CDC), the American Society of Nephrology, and dialysis providers nationwide to help ensure the entire dialysis community is able to support our collective patients and each other.

DaVita has made significant investments in workplace safety initiatives, infection control procedures, patient and caregiver COVID-19 testing, and technology and telehealth options for physicians and patients in an effort to ensure that our patients have the ability to maintain continuity of care throughout this crisis, whether in the inpatient, in-center, or home setting.

“The continued efforts of our 65,000 teammates in the face of this crisis while caring for our patients and for each other is truly inspiring,” said Javier Rodriguez, CEO of DaVita Inc.  “They are working tirelessly to embody the DaVita name ‘to give life’ to over 236,000 patients worldwide.”

A summary of the company’s COVID-19 response to date is included later in this release.

In addition, the Company announced financial and operating results for the quarter ended June 30, 2020.

Financial results for the quarter ended June 30, 2020
Highlights:

•	Consolidated revenues of $2.880 billion.

•	Operating income of $410 million or 14.2% operating margin and adjusted operating income of $461 million or 16.0% adjusted operating margin.

•	Diluted earnings per share from continuing operations of $1.62 and adjusted diluted earnings per share from continuing operations of $1.95.

•	Operating cash flow from continuing operations of $651 million and free cash flow from continuing operations of $507 million.

•
Issued an aggregate principal amount of $1.750 billion of 4.625% senior notes. The net proceeds from the offering, together with cash on hand, were used to redeem in full our $1.750 billion in aggregate principal amount of outstanding 5.125% senior notes in July.

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$202	$194	$431	$314
Diluted per share	$1.62	$1.16	$3.44	$1.89
Adjusted net income from continuing operations(1)	$242	$203	$474	$356
Diluted per share adjusted(1)	$1.95	$1.22	$3.78	$2.13
Net income	$202	$274	$441	$423
Diluted per share	$1.62	$1.64	$3.52	$2.54

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.

	Three months ended June 30,				Six months ended June 30,
	2020		2019		2020		2019
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$410	14.2%	$462	16.2%	$875	15.3%	$802	14.4%
Adjusted operating income(1)(2)	$461	16.0%	$462	16.2%	$927	16.2%	$843	15.1%

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.

(2)	Adjusted operating income margin is adjusted operating income divided by consolidated revenues.

U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the second quarter of 2020 were 7,570,908, or an average of 97,063 treatments per day, representing a per day increase of 0.7% over the second quarter of 2019. Normalized non-acquired treatment growth in the second quarter of 2020 as compared to the second quarter of 2019 was 1.6%.

	Three months ended		Quarter change	Six months ended		Year to date change
	June 30, 2020	March 31, 2020		June 30, 2020	June 30, 2019
Per treatment metrics:
Revenue	$352.26	$347.54	$4.72	$349.91	$349.18	$0.73
Patient care costs	$238.02	$237.35	$0.67	$237.69	$241.75	$(4.06)
General and administrative	$27.78	$27.14	$0.64	$27.46	$27.85	$(0.39)
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily due to normal seasonality driven by patients meeting their co-insurance and deductibles, favorable changes in government and commercial payor mix and an increase in Medicare rates due to the temporary suspension of Medicare sequestration, partially offset by a Medicare rate decline related to calcimimetics and a decrease in inpatient dialysis service revenue. The year to date change was primarily due to favorable changes in payor rates and an increase in Medicare rates due to the temporary suspension of Medicare sequestration, partially offset by a decline in Medicare rates related to calcimimetics.
Patient care costs: The quarter change was primarily due to an increase in COVID-19-related costs including compensation and other medical supplies, partially offset by decreases in health benefit expenses, other direct dialysis center operating expense and other pharmaceutical intensity. The year to date change was primarily due to decreases in calcimimetics unit costs, other pharmaceutical unit costs, other direct dialysis center operating expense and health benefit expenses, partially offset by an increase in COVID-19-related costs including compensation and other medical supplies.

General and administrative: The quarter change was primarily due to an increase in compensation costs, including COVID-19-related compensation, as well as increases in legal and consulting costs, partially offset by decreases in travel and entertainment expense, health benefit expenses and long-term incentive compensation expense. The year to date change was primarily due to decreases in travel and entertainment expense, payroll taxes, health benefit expenses and long-term incentive compensation expense partially offset by an increase in compensation costs, including COVID-19-related compensation and an increase in consulting costs.
Certain items impacting the quarter:
Debt transactions: In June 2020, we issued $1.750 billion in aggregate principal amount of 4.625% senior notes due 2030. In July, we used the net proceeds from these 4.625% senior notes, together with cash on hand, to redeem in full all $1.750 billion in aggregate principal amount of our outstanding 5.125% senior notes due 2024, including payment of accrued interest and a redemption premium. Charges associated with this redemption will be recognized in the third quarter.
Non-GAAP adjustments to operating income:
Loss on changes in ownership interest, net: During the second quarter of 2020 we sold Lifeline, our vascular access business, and recognized a loss of $16 million.
Accruals for legal matters: During the second quarter of 2020 we recorded accruals for legal matters and recognized a net charge of $35 million which is included in general and administrative expenses.
Financial and operating metrics:

	Three months ended June 30,		Rolling twelve months ended June 30,
	2020	2019	2020	2019
Cash flow:	(dollars in millions)
Operating cash flow	$651	$610	$2,333	$1,598
Operating cash flow from continuing operations	$651	$574	$2,337	$1,316
Free cash flow from continuing operations (1)	$507	$393	$1,543	$400

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.

	Three months ended June 30, 2020	Six months ended June 30, 2020
Effective income tax rate on:
Income from continuing operations	24.6%	24.7%
Income from continuing operations attributable to DaVita Inc.(1)	29.2%	28.8%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	28.0%	28.2%

(1)	For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.
Center activity: As of June 30, 2020, we provided dialysis services to a total of approximately 236,800 patients at 3,082 outpatient dialysis centers, of which 2,795 centers were located in the United States and 287 centers were located in ten countries outside of the United States. During the second quarter of 2020, we opened a total of 28 new dialysis centers, acquired one center and closed six dialysis centers in the United States. We also acquired three dialysis centers and opened two new dialysis centers outside of the United States during the second quarter of 2020.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for diluted net income from continuing operations per share attributable to DaVita Inc., effective income tax rate on income from continuing operations or free cash flow from continuing operations on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including loss on changes in ownership interests, accruals for legal matters, refinancing charges and foreign currency fluctuations, which may be significant. The guidance for our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners' income and related taxes attributable to non-tax paying entities.

	Current 2020 guidance		Prior 2020 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Revenue	$11,500	$11,700	$11,500	$11,700
Adjusted operating income margin	14.0%	14.75%	13.0%	14.0%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.0%	29.5%	28.0%	29.5%
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$6.25	$6.75	$5.75	$6.25
Capital expenditures from continuing operations	$700	$750	$700	$750
Free cash flow from continuing operations	$800	$1,000	$600	$800
We will be holding a conference call to discuss our results for the second quarter ended June 30, 2020, on July 30, 2020, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

DaVita COVID-19 Response to Date

DaVita implemented a Prepare, Prevent and Respond protocol and is working in lockstep with the CDC on infection control and clinical best practices in response to COVID-19. Additionally, we have made many investments to support our patients and teammates and the broader community. Our COVID-19 response includes:

Caring for our patients

•
Collaborating with dialysis providers across the nation to develop a nationwide contingency plan with a goal of maintaining continuity of care for dialysis patients by creating isolation cohort capacity that can be accessed by other dialysis providers.

•	Requiring proactive screenings to evaluate everyone who enters our outpatient dialysis centers for COVID-19-like symptoms and exposure.

•	Early cohorting of patients who have or are suspected of having COVID-19 to help keep our other dialysis patients and frontline caregivers safe.

•	Restricting visitors who are not necessary for patient care.

•	Onsite testing of patients and teammates for COVID-19 at select facilities.

•	Implementing a mask policy for all individuals—patients, teammates, essential visitors—at all times in our centers early in the COVID-19 outbreak.

•	Providing all necessary personal protective equipment (e.g., masks, gowns, shields, hand sanitizer) for teammates' safety.

•	Updating our sick leave policy to align with CDC guidance for health care professionals.

•
Offering telehealth options to our physicians in all of our locations to help protect our patients, teammates, and physician partners from potential virus exposure while maintaining continuity of care.

•
Continuing to offer home dialysis to over 28,000 patients through over 1,750 DaVita locations across the United States with options for home remote monitoring and a dedicated HIPAA-compliant home dialysis telehealth platform.

•	Sending nearly 100 clinicians who volunteered to travel from their home center to other states to support clinics and acute care hospitals providing dialysis to patients in COVID-19 hotspots.

Caring for our teammates

•	Providing relief reimbursement to eligible teammates.

•	Implementing double overtime pay as extra compensation for eligible teammates who worked over 40 hours per work week, during a period of time in the quarter ended June 30, 2020.

•	Making paid time off (PTO) policy changes, including:
○ Giving PTO advances for teammates who get sick and need time off.
○ Allowing teammates to continue to accrue PTO without limitation through June 27.

•	Establishing a donation platform for teammates to give PTO and financial support to other teammates in need.

•	Sending care packages with helpful resources to frontline teammates.

•	Transitioning central business office teammates to work remotely without disruption in service levels.

•	Offering 10 days of free emergency backup child or elder care to our teammates through Bright Horizons.

•	Providing no-cost resources to help teammates and their families to cope with stress and to enhance mental and emotional well-being through our Employee Assistance Program.

•	Providing regular communications and updates to teammates on COVID-19-related issues.

Caring for our communities and physician partners

•	Continuing to provide outpatient dialysis to nearly 70% of patients with suspected and confirmed COVID-19, which helps maintain continuity of care and reduces the burden on hospitals.

•	Returning approximately $250 million of CARES Act provider relief funding to the federal government so it could be allocated to providers in greater need of emergency relief.

•	Committing millions in charitable donations for initiatives to enhance social justice.

•	Continuing the DaVita Way of Giving program which allows teammates to direct donations to local nonprofits across the U.S.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, DaVita's response to and the expected future impacts of COVID-19, including statements about our balance sheet and liquidity, our expenses, revenues and future results, potential need, ability or willingness to use any funds under the CARES Act or other government programs, availability of supplies, treatment volumes, number or percentage of patients and overall impact on our patients, as well as statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. Without limiting the foregoing, statements including the words "expect," "intend," "will," “could,” "plan," "anticipate," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

•
the continuing impact of the dynamic and rapidly evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations, the government’s response to the COVID-19 pandemic, and the consequences of an extended economic downturn resulting from the impacts of COVID-19, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;

•	our need, ability and willingness to utilize any funds received under the CARES Act or subsequent legislation, and the consequences of our decisions with respect thereto;

•
the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including without limitation as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•
the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans or that are enrolled in or select Medicare Advantage plans, or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters, such as Proposition 23 in California;

•
the impact of the upcoming election cycle, the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace;

•
our ability to successfully implement our strategy with respect to home-based dialysis, including maintaining our existing business and further developing our capabilities in a complex and highly regulated environment;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

•
uncertainties related to potential payments and/or adjustments under certain provisions of the equity purchase agreement for the sale of our DaVita Medical Group (DMG) business, such as post-closing adjustments and indemnification obligations;

•
the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

•	factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets; and

•
uncertainties associated with the other risk factors set forth in DaVita Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the risks and uncertainties discussed in any subsequent reports that DaVita has filed or furnished with the SEC from time to time.

The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Dialysis patient service revenues	$2,758,197	$2,723,816	$5,471,478	$5,353,505
Other revenues	121,782	118,889	249,738	232,312
Total revenues	2,879,979	2,842,705	5,721,216	5,585,817
Operating expenses and charges:
Patient care costs	1,984,564	1,957,753	3,960,013	3,922,688
General and administrative	316,209	275,338	579,785	526,151
Depreciation and amortization	157,376	152,242	312,055	300,770
Equity investment income	(4,342)	(4,514)	(22,185)	(7,222)
Loss on changes in ownership interest, net	16,252	—	16,252	—
Goodwill impairment charges	—	—	—	41,037
Total operating expenses and charges	2,470,059	2,380,819	4,845,920	4,783,424
Operating income	409,920	461,886	875,296	802,393
Debt expense	(81,381)	(131,666)	(169,984)	(263,185)
Debt prepayment and refinancing charges	—	(12,160)	(2,948)	(12,160)
Other income, net	9,545	5,643	5,195	12,583
Income from continuing operations before income taxes	338,084	323,703	707,559	539,631
Income tax expense	83,212	75,938	174,772	132,684
Net income from continuing operations	254,872	247,765	532,787	406,947
Net income from discontinued operations, net of tax	—	79,392	9,980	109,697
Net income	254,872	327,157	542,767	516,644
Less: Net income attributable to noncontrolling interests	(53,270)	(53,606)	(101,572)	(93,804)
Net income attributable to DaVita Inc.	$201,602	$273,551	$441,195	$422,840

Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations per share	$1.65	$1.17	$3.49	$1.89
Basic net income per share	$1.65	$1.64	$3.57	$2.54
Diluted net income from continuing operations per share	$1.62	$1.16	$3.44	$1.89
Diluted net income per share	$1.62	$1.64	$3.52	$2.54

Weighted average shares for earnings per share:
Basic	122,074,452	166,346,041	123,485,412	166,366,886
Diluted	124,068,278	166,799,525	125,478,913	166,789,978

Amounts attributable to DaVita Inc.:
Net income from continuing operations	$201,602	$194,223	$431,215	$314,477
Net income from discontinued operations	—	79,328	9,980	108,363
Net income attributable to DaVita Inc.	$201,602	$273,551	$441,195	$422,840

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income	$254,872	$327,157	$542,767	$516,644
Other comprehensive income, net of tax:
Unrealized losses on interest rate cap agreements:
Unrealized losses	(1,824)	(31)	(14,842)	(611)
Reclassifications of net realized losses into net income	1,623	1,606	3,246	3,212
Unrealized gains (losses) on foreign currency translation:
Foreign currency translation adjustments	5,619	12,365	(76,013)	(1,288)
Other comprehensive income (loss)	5,418	13,940	(87,609)	1,313
Total comprehensive income	260,290	341,097	455,158	517,957
Less: Comprehensive income attributable to noncontrolling interests	(53,270)	(53,606)	(101,572)	(93,804)
Comprehensive income attributable to DaVita Inc.	$207,020	$287,491	$353,586	$424,153

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Six months ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$542,767	$516,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	312,055	300,770
Debt refinancing charges	884	—
Impairment charges	—	41,037
Stock-based compensation expense	42,125	29,045
Deferred income taxes	132,101	60,706
Equity investment (loss) income, net	(6,494)	2,631
Loss on sales of business interests, net	16,252	23,022
Other non-cash charges, net	(5,885)	25,857
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	15,194	(288,437)
Inventories	(696)	11,542
Other receivables and other current assets	(131,988)	(5,142)
Other long-term assets	1,950	(410)
Accounts payable	(15,858)	(68,887)
Accrued compensation and benefits	(19,325)	(88,473)
Other current liabilities	146,490	151,780
Income taxes	(4,800)	57,551
Other long-term liabilities	(13,269)	(18,121)
Net cash provided by operating activities	1,011,503	751,115
Cash flows from investing activities:
Additions of property and equipment	(291,667)	(373,918)
Acquisitions	(44,267)	(65,970)
Proceeds from asset and business sales	70,615	3,851,381
Purchase of debt investments held-to-maturity	(142,483)	(3,322)
Purchase of other debt and equity investments	(3,034)	(4,812)
Proceeds from debt investments held-to-maturity	7,621	—
Proceeds from sale of other debt and equity investments	3,438	5,893
Purchase of equity method investments	(8,101)	(6,715)
Distributions from equity method investments	739	155
Net cash (used in) provided by investing activities	(407,139)	3,402,692
Cash flows from financing activities:
Borrowings	2,324,300	32,367,300
Payments on long-term debt	(635,695)	(33,527,788)
Deferred financing and debt redemption costs	(20,375)	(3,621)
Purchase of treasury stock	(321,798)	(73,078)
Distributions to noncontrolling interests	(118,553)	(95,714)
Stock award exercises and other share issuances, net	(2,106)	2,107
Contributions from noncontrolling interests	20,582	31,281
Purchases of noncontrolling interests	(6,782)	(11,040)
Net cash provided by (used in) financing activities	1,239,573	(1,310,553)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16,936)	(77)
Net increase in cash, cash equivalents and restricted cash	1,827,001	2,843,177
Less: Net decrease in cash, cash equivalents and restricted cash from discontinued operations	—	(423,813)
Net increase in cash, cash equivalents and restricted cash from continuing operations	1,827,001	3,266,990
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	1,208,718	415,420
Cash, cash equivalents and restricted cash of continuing operations at end of the year	$3,035,719	$3,682,410

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$2,928,910	$1,102,372
Restricted cash and equivalents	106,809	106,346
Short-term investments	154,115	11,572
Accounts receivable	1,772,259	1,795,598
Inventories	97,902	97,949
Other receivables	614,606	489,695
Prepaid and other current assets	63,266	66,866
Income tax receivable	41,963	19,772
Total current assets	5,779,830	3,690,170
Property and equipment, net of accumulated depreciation of $4,229,363 and $3,969,566, respectively	3,417,918	3,473,384
Operating lease right-of-use assets	2,826,620	2,830,047
Intangible assets, net of accumulated amortization of $88,133 and $81,922, respectively	113,379	135,684
Equity method and other investments	255,489	241,983
Long-term investments	28,340	36,519
Other long-term assets	92,909	115,972
Goodwill	6,790,606	6,787,635
	$19,305,091	$17,311,394
LIABILITIES AND EQUITY
Accounts payable	$357,283	$403,840
Other liabilities	902,019	756,174
Accrued compensation and benefits	686,700	695,052
Current portion of operating lease liabilities	360,405	343,912
Current portion of long-term debt	1,906,560	130,708
Income tax payable	61,596	42,412
Total current liabilities	4,274,563	2,372,098
Long-term operating lease liabilities	2,709,569	2,723,800
Long-term debt	7,894,674	7,977,526
Other long-term liabilities	144,121	160,809
Deferred income taxes	706,410	577,543
Total liabilities	15,729,337	13,811,776
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,241,937	1,180,376
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000,000 shares authorized; 126,036,632 and 121,984,334 shares issued and outstanding at June 30, 2020, respectively and 125,842,853 shares issued and outstanding at December 31, 2019)	126	126
Additional paid-in capital	719,102	749,043
Retained earnings	1,872,933	1,431,738
Treasury stock (4,052,298 and zero shares, respectively)	(303,139)	—
Accumulated other comprehensive loss	(135,107)	(47,498)
Total DaVita Inc. shareholders' equity	2,153,915	2,133,409
Noncontrolling interests not subject to put provisions	179,902	185,833
Total equity	2,333,817	2,319,242
	$19,305,091	$17,311,394

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2020
	June 30, 2020	March 31, 2020	June 30, 2019
1. Consolidated business metrics:
Operating income margin	14.2%	16.4%	16.2%	15.3%
Adjusted operating income margin excluding certain items(1)(3)	16.0%	16.4%	16.2%	16.2%
General and administrative expenses as a percent of consolidated revenues(2)	11.0%	9.3%	9.7%	10.1%
Effective income tax rate on income from continuing operations	24.6%	24.8%	23.5%	24.7%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	29.2%	28.5%	28.0%	28.8%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	28.0%	28.5%	27.9%	28.2%

2. Summary of financial results:
Revenues:
U.S. net dialysis patient services and other	$2,675	$2,617	$2,637	$5,292
Other—Ancillary services
U.S. other	116	124	114	240
International net dialysis patient service and other	129	137	125	265
	245	261	239	506
Eliminations	(40)	(36)	(34)	(76)
Total consolidated revenues	$2,880	$2,841	$2,843	$5,721
Operating income (loss):
U.S. dialysis	$523	$492	$499	$1,014
Other—Ancillary services
U.S.	(41)	(19)	(16)	(60)
International(4)	1	17	1	18
	(40)	(3)	(15)	(42)
Corporate administrative support expenses	(73)	(24)	(22)	(97)
Total consolidated operating income	$410	$465	$462	$875

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2020
	June 30, 2020	March 31, 2020	June 30, 2019
3. Summary of reportable segment financial results:

U.S. dialysis
Revenue:
Dialysis patient service revenues	$2,667	$2,611	$2,632	$5,278
Other revenues	8	5	6	13
Total operating revenues	2,675	2,617	2,637	5,292
Operating expenses:
Patient care costs	1,802	1,783	1,785	3,585
General and administrative	210	204	216	414
Depreciation and amortization	148	146	145	295
Equity investment income	(8)	(9)	(7)	(17)
Total operating expenses	2,152	2,125	2,139	4,277
Segment operating income	$523	$492	$499	$1,014

4. U.S. dialysis business metrics:
Volume:
Treatments	7,570,908	7,513,321	7,520,587	15,084,229
Number of treatment days	78.0	77.6	78.0	155.6
Average treatments per day	97,063	96,821	96,418	96,942
Per day year over year increase	0.7%	1.6%	2.6%	1.1%
Normalized non-acquired treatment growth year over year(5)	1.6%	2.3%	2.1%
Operating net revenues:
Average patient service revenue per treatment	$352.26	$347.54	$349.97	$349.91
Expenses:
Patient care costs per treatment	$238.02	$237.35	$237.34	$237.69
General and administrative expenses per treatment	$27.78	$27.14	$28.68	$27.46
Accounts receivable:
Net receivables	$1,649	$1,668	$1,816
DSO	57	59	63

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2020
	June 30, 2020	March 31, 2020	June 30, 2019
5. Cash flow:
Operating cash flow	$651	$360	$610	$1,012
Operating cash flow from continuing operations	$651	$360	$574	$1,012
Operating cash flow from continuing operations, last twelve months	$2,337	$2,260	$1,316
Free cash flow from continuing operations(1)	$507	$184	$393	$691
Free cash flow from continuing operations, last twelve months(1)	$1,543	$1,429	$400
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$74	$82	$61	$156
Development and relocations	$63	$73	$95	$136
Acquisition expenditures	$10	$34	$54	$44
Proceeds from sale of self-developed properties	$42	$27	$14	$69

6. Debt and capital structure:
Total debt(6)	$9,886	$8,657	$9,004
Net debt, net of cash and cash equivalents(6)	$6,957	$7,275	$5,428
Leverage ratio (see calculation on page 15)	3.66x	3.17x	2.47x
Weighted average effective interest rate:
During the quarter	3.64%	4.35%	5.17%
At end of the quarter	3.65%	3.75%	5.30%
On the senior secured credit facilities at end of the quarter	2.10%	2.78%	5.31%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	54%	42%	54%
Debt with rates fixed by its terms or capped by cap agreements	90%	82%	93%
Amount spent on share repurchases	$—	$303	$112	$303
Number of shares repurchased	—	4,052,298	2,059,976	4,052,298
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)	General and administrative expenses includes certain corporate support, long-term incentive compensation, accruals for legal matters and advocacy costs.

(3)	Adjusted operating income margin is adjusted operating income divided by consolidated revenues.

(4)
The reported operating income (loss) for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, include approximately $(3.7), $9.7 and $(0.5), respectively, of foreign currency gain (loss).

(5)
Normalized non-acquired treatment growth reflects year over year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.

(6)
The reported balance sheet amounts at June 30, 2020, March 31, 2020 and June 30, 2019, exclude approximately $85.1, $68.8 and $34.5, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding, respectively at that time.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under our new senior secured credit facilities (the New Credit Agreement) dated August 12, 2019 and our prior senior secured credit facilities (the Prior Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, not to exceed certain limits under the New Credit Agreement, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its new Term Loan A and new revolving line of credit under the New Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratios were calculated using "Consolidated EBITDA" and "Consolidated net debt" as defined in the credit agreement that was in effect at the end of each period. The calculation below is based on the last twelve months of “Consolidated EBITDA”, as of the end of the reported period and pro forma for acquisitions or divestitures that occurred during the period. The Company’s management believes the presentation of "Consolidated EBITDA" is useful to users to enhance their understanding of the Company’s leverage ratio under its credit agreement in effect at that time. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

	Rolling twelve months ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net income attributable to DaVita Inc. from continuing operations (1)	$823,570	$816,191	$548,180
Income taxes	321,716	314,442	236,479
Interest expense	307,509	354,995	476,507
Depreciation and amortization	626,436	621,302	601,927
Impairment charges	83,855	83,855	47,130
Noncontrolling interests and equity investment income, net	221,002	222,118	194,434
Stock-settled stock-based compensation	80,228	72,918	77,766
Debt prepayment, refinancing and redemption charges	24,190	36,350	12,160
Loss (gain) on changes in ownership interest, net	16,252	—	(26,646)
Other	10,264	(10,216)	56,176
“Consolidated EBITDA”	$2,515,022	$2,511,955	$2,224,113

	June 30, 2020	March 31, 2020	June 30, 2019
Total debt, excluding debt discount and other deferred financing costs(2)	$9,886,314	$8,657,211	$9,003,631
Letters of credit issued	57,452	57,705	72,763
	9,943,766	8,714,916	9,076,394
Less: Cash and cash equivalents including short-term investments(3)	(750,000)	(750,000)	(3,578,751)
Consolidated net debt	$9,193,766	$7,964,916	$5,497,643
Last twelve months “Consolidated EBITDA”	$2,515,022	$2,511,955	$2,224,113
Leverage ratio	3.66x	3.17x	2.47x
Maximum leverage ratio permitted under New and Prior Credit Agreement	5.00x	5.00x	5.00x

(1)
The reported net income is our reported net income from continuing operations attributable to DaVita Inc. as the Credit Agreement requires divestitures to be reflected on a pro forma basis, as such net income from discontinued operations is excluded from our leverage ratio calculation.

(2)
The reported total debt amounts at June 30, 2020, March 31, 2020 and June 30, 2019, exclude $85,080, $68,757 and $34,502, respectively, of debt discount and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.

(3)
Excluding amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Company's New Credit Agreement limits the amount deducted for cash and cash equivalents to the lesser of all unrestricted cash and cash equivalents of the Company or $750,000.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, debt prepayment and refinancing charges and gains and charges associated with settlements; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated operating income by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, under our new definition, free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and sale leaseback proceeds. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 2 through 5 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

Note 2:	Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	June 30, 2020		March 31, 2020		June 30, 2019
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$201,602	$1.62	$229,613	$1.81	$194,223	$1.16
Operating charges:
Goodwill impairment charges	—	—	—	—	—	—
Loss on changes in ownership interests, net	16,252	0.13	—	—	—	—
General and administrative:
Accruals for legal matters	35,000	0.28	—	—	—	—
Debt prepayment and refinancing charges	—	—	2,948	0.02	12,160	0.07
Related income tax	(10,988)	(0.09)	(736)	(0.01)	(3,130)	(0.02)
Adjusted net income from continuing operations attributable to DaVita Inc.	$241,866	$1.95	$231,825	$1.83	$203,253	$1.22
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

	Six months ended
	June 30, 2020		June 30, 2019
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$431,215	$3.44	$314,477	$1.89
Operating charges:
Goodwill impairment charges	—	—	41,037	0.25
Loss on changes in ownership interests, net	16,252	0.13	—	—
General and administrative:
Accruals for legal matters	35,000	0.28	—	—
Debt prepayment and refinancing charges	2,948	0.02	12,160	0.07
Related income tax	(11,724)	(0.09)	(11,995)	(0.07)
Adjusted net income from continuing operations attributable to DaVita Inc.	$473,691	$3.78	$355,679	$2.13
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)
Note 3:    Adjusted operating income

	Three months ended			Six months ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Consolidated:
Operating income	$409,920	$465,376	$461,886	$875,296	$802,393
Operating charges:
Goodwill impairment charges	—	—	—	—	41,037
Loss on changes in ownership interests, net	16,252	—	—	16,252	—
General and administrative:
Accruals for legal matters	35,000	—	—	35,000	—
Adjusted operating income	$461,172	$465,376	$461,886	$926,548	$843,430

	Three months ended			Six months ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Consolidated:
U.S. dialysis:
Segment operating income	$522,630	$491,607	$498,957	$1,014,236	$915,939
Other - Ancillary services:
U.S.
Segment operating loss	(40,991)	(19,369)	(15,652)	(60,361)	(30,570)
Loss on changes in ownership interests, net	16,252	—	—	16,252	—
Adjusted operating loss	(24,739)	(19,369)	(15,652)	(44,109)	(30,570)
International
Segment operating income (loss)	1,370	16,723	602	18,093	(42,110)
Goodwill impairment charges	—	—	—	—	41,037
Adjusted operating income (loss)	1,370	16,723	602	18,093	(1,073)
Adjusted Other - Ancillary services operating loss	(23,370)	(2,646)	(15,050)	(26,016)	(31,643)
Corporate administrative support expenses
Segment expenses	(73,088)	(23,585)	(22,021)	(96,672)	(40,866)
Accruals for legal matters	35,000	—	—	35,000	—
Adjusted Corporate administrative support expenses	(38,088)	(23,585)	(22,021)	(61,672)	(40,866)
Adjusted operating income	$461,172	$465,376	$461,886	$926,548	$843,430
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Six months ended June 30, 2020
	June 30, 2020	March 31, 2020	June 30, 2019
Income from continuing operations before income taxes	$338,084	$369,475	$323,703	$707,559
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(53,335)	(48,372)	(53,916)	(101,707)
Income from continuing operations before income taxes attributable to DaVita Inc.	$284,749	$321,103	$269,787	$605,852

Income tax expense for continuing operations	$83,212	$91,560	$75,938	$174,772
Less: Income tax attributable to noncontrolling interests	(65)	(70)	(374)	(135)
Income tax expense from continuing operations attributable to DaVita Inc.	$83,147	$91,490	$75,564	$174,637

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	29.2%	28.5%	28.0%	28.8%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Six months ended June 30, 2020
	June 30, 2020	March 31, 2020	June 30, 2019
Income from continuing operations before income taxes	$338,084	$369,475	$323,703	$707,559
Operating charges:
Loss on changes in ownership interests, net	16,252	—	—	16,252
General and administrative:
Accruals for legal matters	35,000	—	—	35,000
Debt prepayment and refinancing charges	—	2,948	12,160	2,948
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(53,335)	(48,372)	(53,916)	(101,707)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$336,001	$324,051	$281,947	$660,052
Income tax expense	$83,212	$91,560	$75,938	$174,772
Add income tax related to:
Operating charges:
Loss on changes in ownership interests, net	2,255	—	—	2,255
General and administrative:
Accruals for legal matters	8,733	—	—	8,733
Debt prepayment and refinancing charges	—	736	3,130	736
Less income tax related to:
Noncontrolling interests	(65)	(70)	(374)	(135)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$94,135	$92,226	$78,694	$186,361
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	28.0%	28.5%	27.9%	28.2%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow from continuing operations

	Three months ended			Six months ended June 30, 2020
	June 30, 2020	March 31, 2020	June 30, 2019
Net cash provided by continuing operating activities	$651,122	$360,381	$574,203	$1,011,503
Less: Distributions to noncontrolling interests	(60,422)	(58,131)	(51,484)	(118,553)
Plus: Contributions to noncontrolling interests	11,195	9,387	12,334	20,582
Cash provided by continuing operating activities attributable to DaVita Inc.	601,895	311,637	535,053	913,532
Less: Expenditures for routine maintenance and information technology	(74,196)	(81,614)	(61,298)	(155,810)
Less: Expenditures for development	(62,529)	(73,328)	(95,028)	(135,857)
Plus: Proceeds from sale of self-developed properties	41,574	27,203	14,392	68,777
Free cash flow from continuing operations	$506,744	$183,898	$393,119	$690,642

	Rolling twelve months ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net cash provided by continuing operating activities	$2,336,957	$2,260,038	$1,316,331
Less: Distributions to noncontrolling interests	(255,962)	(247,024)	(198,149)
Plus: Contributions to noncontrolling interests	46,618	47,757	52,023
Cash provided by continuing operating activities attributable to DaVita Inc.	2,127,613	2,060,771	1,170,205
Less: Expenditures for routine maintenance and information technology	(369,566)	(356,668)	(370,587)
Less: Expenditures for development	(314,729)	(347,228)	(446,150)
Plus: Proceeds from sale of self-developed properties	99,758	72,576	46,363
Free cash flow from continuing operations	$1,543,076	$1,429,451	$399,831
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.